Exhibit 3.152
Certificate of Amendment
of
Restated Certificate of Incorporation
of
American Disposal Services, Inc.
          Pursuant to Section 242 of the Delaware General Corporation Law (“DGCL”), American Disposal Services, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:
     1. By unanimous written consent of the Board of Directors of the Corporation dated April 26, 2000, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and submitting the amendment to the sole stockholder of the Corporation for consideration of such amendments. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by deleting Article Fourth thereof in its entirety and inserting in its place the following:
“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, of common stock.”
     2. The amendment was duly adopted by the stockholders of the Corporation by written consent of the sole stockholder in accordance with Section 228 of the DGCL.
     3. The amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
          IN WITNESS WHEREOF, American Disposal Services, Inc. has caused this Certificate of Amendment to be signed by Donald W. Slager, its President, this 26th day of April, 2000.

AMERICAN DISPOSAL SERVICES, INC.
By:	/s/ Donald W. Slager
Donald W. Slager
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:45 PM 10/15/1998
981399041 – 2559650
CERTIFICATE OF MERGER
OF
AWIN II ACQUISITION CORPORATION
WITH AND INTO
AMERICAN DISPOSAL SERVICES, INC.
     Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, American Disposal Services, Inc. (the “Company”), a Delaware corporation, hereby certifies as follows:
     FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
American Disposal Services, Inc.	Delaware
AWIN II Acquisition Corporation	Delaware
     SECOND: An Agreement and Plan of Merger, entered into as of August 10, 1998 (the “Agreement”), by and among the Company, Allied Waste Industries, Inc., a Delaware corporation, and AWIN II Acquisition Corporation, a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.
     THIRD: The name of the surviving corporation of the merger is American Disposal Services, Inc.
     FOURTH: The Amended Restated Certificate of Incorporation of American Disposal Services, Inc. shall be the certificate of incorporation of the surviving corporation.
     FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260.

     SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.
     IN WITNESS WHEREOF, American Disposal Services, Inc. has caused this Certificate of Merger to be signed by Richard DeYoung, its Chairman, President and Chief Executive Officer, this 15th day of October, 1998.

AMERICAN DISPOSAL SERVICES, INC.
By:	/s/ Richard DeYoung
Richard DeYoung
Chairman, President and Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/17/1997
971351975 – 2559650
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AMERICAN DISPOSAL SERVICES, INC.
     The undersigned corporation, in order to amend its Restated Certificate of Incorporation, hereby certifies as follows:
     FIRST: The name of the corporation (the “Corporation”) is:
                   AMERICAN DISPOSAL SERVICES, INC.
     SECOND: The Corporation hereby amends its Restated Certificate of Incorporation as follows:
     The first paragraph of Article FOURTH is hereby amended in its entirety to read as follows:
“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is sixty-five million (65,000,000) shares, consisting of sixty million (60,000,000) shares of common stock, par value one cent ($0.01) per share (“Common Stock”), and five million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (“Preferred Stock”).”
     THIRD: The amendment to the Corporation’s Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, AMERICAN DISPOSAL SERVICES, INC. has caused this certificate to be signed and attested by its duly authorized officer, this 7th day of October, 1997.

AMERICAN DISPOSAL SERVICES, INC.
By:	/s/ Ann L. Straw
Ann L. Straw
Vice President

ATTEST:
/s/ Stephen W. Rubin
Stephen W. Rubin
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/30/1996
960156962 – 2559650
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AMERICAN DISPOSAL SERVICES, INC.
     The undersigned corporation, in order to amend its Restated Certificate of Incorporation, hereby certifies as follows:
     FIRST: The name of the corporation (the “Corporation”) is:
AMERICAN DISPOSAL SERVICES, INC.
     SECOND: The Corporation hereby amends its Restated Certificate of Incorporation as follows:
     Article FOURTH is hereby amended to read, in its entirety, as follows:
     “FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is twenty-five million (25,000,000) shares, consisting of twenty million (20,000,000) shares of common stock, par value one cent ($0.01) per share (“Common Stock”), and five million (5,000,000) shares of preferred stock, par value ($0.01) per share (“Preferred Stock”).
     A. Recapitalization: The number of presently outstanding shares of Common Stock (418,446.079831 shares of Class A Common Stock with a par value of $.01 per share and 2,065.15 shares of Class B Common Stock with a par value of $.01 per share) shall be reclassified and changed on the basis of (i) 13.5 shares of Common Stock for every one (1) share of Class A Common Stock presently outstanding and (ii) 13.5 shares of Common Stock for every one (1) share of Class B Common Stock presently outstanding, with the result that (X) the 418,446.079831 presently outstanding shares of Class A Common Stock shall be converted into a total of 5,649,022.07771 outstanding shares of Common Stock and (Y) the 2065.15 presently outstanding shares of Class B Common Stock shall be converted into a total of 27,879.525 outstanding shares of Common Stock.
     B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”
     THIRD: The written amendment effected herein was authorized by the written consent, setting forth the action so taken, of the stockholders of the Corporation entitled to vote thereon pursuant to Sections 228(a) and 242 of the General Corporation Law of the State of Delaware and written notice has been given as provided in Section 228(d) of the General Corporation Law of the State of Delaware.
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     IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Corporation’s Restated Certificate of Incorporation to be signed by its Vice President this 30th day of May, 1996.

AMERICAN DISPOSAL SERVICES, INC.
By:	/s/ Lawrence R. Conrath
	Name:	Lawrence R. Conrath
	Title:	Vice President

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 12/28/1995
950311917 – 2559650
RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICAN DISPOSAL SERVICES, INC.
     AMERICAN DISPOSAL SERVICES, INC., a corporation incorporated in the State of Delaware, hereby certifies that (a) this Corporation’s present name is American Disposal Services, Inc., (b) its Certificate of Incorporation was originally filed with the Secretary of State on November 7, 1995, (c) this Restated Certificate of Incorporation has been duly adopted by written consent of the Board of Directors of the Corporation (no shares of capital stock having been issued as of the date hereof) in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware, and (d) the Restated Certificate of Incorporation of this Corporation, as amended to the date of filing of this Restated Certificate of Incorporation and including amendments set forth herein but not separately filed, is restated, integrated and amended in full to read as follows:
     FIRST: The name of the Corporation is AMERICAN DISPOSAL SERVICES, INC.
     SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805–1297. The name of its registered agent at that address is The Prentice–Hall Corporation System, Inc.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: (a) Capital Stock.
          (i) Number and Designation of Shares. The Corporation is authorized to issue three classes of stock designated “Class A Common Stock,” “Class B Common Stock” and “Preferred Stock,” respectively. The total number of shares of Class A Common Stock authorized to be issued is 890,000 and each such share shall have a par value of one cent ($.01). The total number of shares of Class B Common Stock authorized to be issued is 10,000 and each such shares shall have a par value of one cent ($.01). The total number of shares of Preferred Stock authorized to be issued is 100,000 and each such share shall have a par value of one dollar ($1.00).
     (b) Class A Common Stock and Class B Common Stock.
          (i) Rights and Privileges Generally; Voting. The shares of class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as to voting rights. Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share thereof held, upon each matter submitted to a vote of the stockholders of the Corporation. Each holder of shares of Class B common Stock shall be entitled to no votes for each share thereof held, except as otherwise provided by the Delaware General Corporation Law or any other applicable statute. Without limiting the generality of the foregoing, the holders of shares of Class B Common Stock shall have no right to nominate any person to the board of directors of the Corporation, but shall be entitled to notification as to any meeting of the stockholders of the Corporation and may attend such meetings.
          (ii) Conversion of Class B Common Stock. In the event the holder of any shares of the Class B Common Stock is a person other than (A) Internationale Nederlanden (U.S.) Capital Corporation (“ING”), (B) a financial institution that is or becomes a party to a credit or loan agreement with the Corporation (a “Lender”) or (C) an “affiliate” on ING or a Lender, such holder shall have the right to convert at such holder’s option all or any number of such shares of Class B Common Stock into an equal number of fully paid and nonassessable shares of Class A Common Stock; provided such conversion ratio shall be appropriately adjusted so as to avoid any dilution in the relative rights of the Class B Common Stock to the Class A Common Stock in the event of any subdivision (by stock split or otherwise), combination (by reverse stock split or otherwise) or reclassification of the Class A Common Stock.
     As used herein, the term “affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity, any member of the immediate family of such person or any person who is the executor, administrator or other personal representative of such person.
     The holder of any shares of Class B Common Stock may exercise the conversion right provided herein by giving written notice (the “Class B Conversion Notice”) to the Corporation stating the number of shares of Class B Common Stock to be converted (the “Class B Conversion Shares”) and the name or names in which the stock certificate or stock certificates for the shares of Class A Common Stock are to be delivered. The Class B Conversion Notice shall be accompanied by the stock certificate or stock certificates representing the Class B Conversion Shares, duly endorsed to the Corporation or accompanied by a written instrument of transfer.
     Conversion of the Class B Common Stock into Class A Common Stock shall be deemed to have been effected on the date the Class B Conversion Notice is delivered to the Corporation. Within ten business days after receipt of the Class B Conversion Notice, the Corporation shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by the holder of the

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Class B Conversion Shares in the Class B Conversion Notice, a stock certificate or stock certificates of the Corporation representing the number of shares of Class A Common Stock to which such holder is entitled. In the event that only a portion of the number of shares of Class B Common Stock represented by a stock certificate surrendered for conversion shall be Class B Conversion Shares, the Corporation shall issue and deliver in the manner aforesaid to the holder of the stock certificate so surrendered for conversion a new stock certificate for the number of unconverted shares of class B Common Stock.
     (c) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     FIFTH: A director of this corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director personally gained in fact a financial profit or other advantage to which he was not legally entitled.
     SIXTH: The Corporation shall indemnify each officer or director of the Corporation and the legal representatives thereof, including but not limited the heirs, executors and administrators thereof, who was or is a party or is threatened to be made a party to any action, suit, or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter, “proceeding”), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a

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director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent, of another corporation, or any partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent authorized or permitted by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses (including attorneys’ fees) judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such proceeding; provided that such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of his or her legal representatives. Notwithstanding the foregoing, except as provided in this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law requires that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding may be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise, then such advancement of expenses shall be subject to the receipt of such undertaking. The right to indemnification pursuant to this Article is intended to be retroactive and shall, to the extent permitted by applicable law, be available with respect to events occurring prior to the adoption hereof and shall continue to exist after any future rescission or restrictive modification hereof with respect to any alleged cause of action that accrues, or any other incident or matter that occurs, prior to such rescission or modification. The indemnification provided for in this Certificate of Incorporation shall not be deemed exclusive of any other rights to which a person seeking indemnification may

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be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     SEVENTH: Unless, and except to the extent that, the by-laws of the Corporation shall so require, the election of directors of the corporation need not be by written ballot.
     EIGHTH: The board of directors may from time to time adopt, amend or repeal the by-laws of the Corporation, subject to the power of the stockholders to adopt any by-laws or to amend or repeal any by-laws adopted, amended or repealed by the board of directors.
     NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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     IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation of American Disposal Services, Inc., and acknowledge, under penalties of perjury, that this instrument is the act and deed of the Corporation and that the facts stated herein are true.

/s/ Stephen W. Rubin
Stephen W. Rubin
Assistant Secretary

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/28/1995
950310870 – 2559650
CERTIFICATE OF CORRECTION OF
CERTIFICATE OF INCORPORATION OF
AMERICAN DISPOSAL SERVICES, INC.
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is American Disposal Services, Inc.
          2. The Certificate of Incorporation of the Corporation which was filed by the Secretary of State of Delaware on November 7, 1995 is hereby corrected.
          3. The inaccuracy to be corrected in said instrument is as follows:
     FIRST: The name of the corporation is American Disposal Systems, Inc.
          4. The portion of the instrument in corrected form, is as follows:
     FIRST: The name of the corporation is American Disposal Services, Inc.
Signed on December 28, 1995.

/s/ Stephen W. Rubin
Stephen W. Rubin
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/07/1995
950258427 – 2559650
CERTIFICATE OF INCORPORATION
OF
AMERICAN DISPOSAL SERVICES, INC.
     The undersigned incorporator, in order to form a corporation under the General Corporation Law of Delaware, certifies as follows:
     FIRST: The name of the corporation is American Disposal Systems, Inc.
     SECOND: The registered office of the corporation is to be located at 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19904. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.
     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The corporation shall have the authority to issue 1000 shares of common stock, par value $.01 per share.
     FIFTH: The name and mailing address of the incorporator are as follows:
Valerie E. Mitchell, Esq.
Proskauer Rose Goetz & Mendelsohn LLP
1585 Broadway
New York, New York 10036
     SIXTH: The corporation is to have perpetual existence.
     SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of §279 of Title 8 of the Delaware code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.
     EIGHTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except in the case of (a) any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
     NINTH: The corporation shall, to the fullest extent permitted by law, as the same is now or may hereafter be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the corporation.
     TENTH: Unless, and except to the extent that, the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.
     ELEVENTH: The corporation hereby confers the power to adopt, amend or repeal bylaws of the corporation upon the directors.
     IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of November, 1995.

/s/ Valerie E. Mitchell
Valerie E. Mitchell
Sole Incorporator

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